                                    Exhibit A

     i.) Individually

     ii.) Trustee:
             Ronald Ratner 1986 Revocable Trust Agreement

     ->      Kevin Ratner 1986 Trust Agreement dated December 18, 1986

             Charles Ratner Trust Agreement dated December 5, 1983 FBO
             Kevin Ratner

             Rachel Ratner 1988 Trust Agreement dated November 26, 1988

             Jonathan Ratner 1992 Trust Agreement dated January 2, 1992

             James Ratner Revocable Trust Agreement dated December 4, 1981

             James Ratner Trust Agreement dated December 5, 1983 FBO
             Austin Ratner

             James Ratner Trust Agreement dated December 5, 1983 FBO
             Daniel G. Ratner

             James Ratner 1986 Family Trust Agreement dated December 18, 1986
             FBO Daniel G. Ratner

             Mark Ratner Trust Agreement dated December 5, 1983 FBO
             Daniel E. Ratner

             Mark Ratner Trust Agreement dated December 5, 1983 FBO Stacy Ratner

     iii.) Trust Advisor:

             Max Ratner Grandchildren's Trust dated 12/21/1998

             Max Ratner Family 1999 Revocable Trust dated 12/21/1988

             Max Ratner 1999 Family Revocable Trust

     iv.) General Partner of RMS, Ltd.